Exhibit 10.3

CANCELLATION AND EXCHANGE AGREEMENT

THIS CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of May 30, 2023 (the “Effective Date”), between MARIZYME, INC., a Nevada corporation (the “Company”) and HEXIN GLOBAL LTD., an entity (the “Holder” and together with the Company, the “Parties”).

RECITALS

A. On December 28, 2022, the Company issued to the Holder a promissory note, a copy of which is attached hereto as Exhibit A (the “Original Note”), in the principal amount of $750,000 with accrued but unpaid interest through May 30, 2023 of $64,133.

B. On May 12, 2023, the Company conducted the initial closing (the “Initial Closing”) of a private placement (the “OID Units Private Placement”) of up to $10,000,000 for an aggregate of up to 100,000,000 units (the “Units”) under a Unit Purchase Agreement (the “Purchase Agreement”), with accredited investors, in which each investor will receive (i) a 15% original issue discount unsecured subordinated convertible promissory note (each, an “OID Convertible Note” and collectively, the “OID Convertible Notes”), convertible into shares of the Company, par value $0.001 per share (the “Common Stock”), plus additional shares based on accrued interest at $0.10 per share, subject to adjustment, (ii) a warrant for the purchase of 125% of the shares of Common Stock into which the related OID Convertible Notes may be converted at $0.10 per share, subject to adjustment (each, a “Class E Warrant”, and collectively, the “Class E Warrants”), and (iii) a warrant for the purchase of 125% of the shares of Common Stock into which the related OID Convertible Note may be converted at $0.20 per share, subject to adjustment (each, a “Class F Warrant”, and collectively, the “Class F Warrants,” and the Class F Warrants together with the Class E Warrants, the “Class E and Class F Warrants”). In addition to the rights set forth in the Purchase Agreement, the OID Convertible Notes, and the Class E and Class F Warrants, each investor party to the Purchase Agreement and each holder of one of the OID Convertible Notes or the Class E and Class F Warrants will have rights under a registration rights agreement (the “Registration Rights Agreement”).

C. The Parties desire to cancel the Original Note and in consideration therefor conduct an additional closing of the OID Units Private Placement, in which the Company will (i) execute a supplemental Purchase Agreement with the Holder and each investor identified on Appendix A thereto, the form of which is attached hereto as Exhibit B (the “Holder Purchase Agreement”); (ii) execute a supplemental Registration Rights Agreement with the Holder and each of the other several purchasers signatory thereto, the form of which is attached hereto as Exhibit C (the “Holder Registration Rights Agreement”); (iii) issue to the Holder an OID Convertible Note in the principal amount of $957,804 for a subscription equal to $814,133 (consisting of the aggregate amount of principal plus accrued and unpaid interest under the Original Note (the “Holder OID Note”), convertible into shares of the Common Stock, at an initial price per share of $0.10, the form of which is attached hereto as Exhibit D; (iv) issue to the Holder a Class E Warrant to purchase 11,972,550 shares of Common Stock at an initial price per share of $0.10, the form of which is attached hereto as Exhibit E (the “Holder Class E Warrant”); and (v) issue to the Holder a Class F Warrant to purchase 11,972,550 shares of Common Stock at an initial price per share of $0.20, the form of which is attached hereto as Exhibit F (the “Holder Class F Warrant”, and together with the Holder Class E Warrant, the “Holder Warrants”; the Holder Warrants, together with the Holder Purchase Agreement, the Holder Registration Rights Agreement and the Holder OID Note, the “Cancellation Consideration”).

D. The Holder and the Company desire to waive, cancel and terminate their respective rights and obligations under the Original Note, to release the Company from its respective rights and obligations under the Original Note and to effect the termination of the Original Note and a full, complete and final settlement, release and waiver of any and all rights and entitlements and all claims, counterclaims and other differences that do, could or may hereafter, exist between them arising from the Original Note or the termination thereof, all pursuant to and in accordance with the terms of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby covenant and agree as follows:

1.	Cancellation Consideration. On the terms and conditions set forth in this Agreement, the Company agrees to execute and deliver the Cancellation Consideration, and the Holder agrees to accept such Cancellation Consideration. The Cancellation Consideration shall be executed and delivered by the Company to the Holder on the Effective Date or at such other place and time as the Parties may agree. Pursuant to the terms and conditions of the Holder Purchase Agreement and this Agreement, the Holder agrees that, upon execution and delivery of the Cancellation Consideration, the Holder shall have received the securities or substantially the same securities provided for upon execution of the Holder Purchase Agreement had the Holder subscribed for Units under the Holder Purchase Agreement in the manner provided for therein, and that the Company shall have no further obligations to issue any Units, any OID Convertible Note, any Class E Warrant, any Class F Warrant, any Common Stock, or any security convertible into, exchangeable for, or exercisable to purchase any of the foregoing securities, or any other security, make any payment, have any obligation, or execute, deliver or perform any obligation with respect to any of the Holder Purchase Agreement or the Holder Registration Rights Agreement, except as expressly required under the terms and provisions specifically governing and applicable to any of the Holder OID Note or the Holder Warrants under any of the Holder Purchase Agreement, the Holder Registration Rights Agreement, the Holder OID Note, or the Holder Warrants.

2.	Termination of Original Note. The Holder shall mark the Original Note “CANCELLED” and surrender the Original Note to the Company, provided, however, that the Original Note is hereby deemed terminated, cancelled and discharged in its entirety and of no further force and effect even without such surrender. The Holder and the Company hereby agree to waive, release and discharge any and all rights, obligations, entitlements and claims held by or accruing to each party and their respective agents and assigns under or pursuant to the Original Note, including without limitation any rights to receive payments or issuances of securities thereunder.

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3.	Representations. The Holder hereby represents and warrants to the Company that (i) it is the sole holder of the Original Note; (ii) it has not transferred the Original Note or any interest therein to any other person; (iii) the Holder OID Note and the Holder Warrants are being or have been accepted by the Holder for the Holder’s account, for investment purposes and not with a view to the sale or distribution of all or any part of the shares of the Common Stock issuable upon the full or any partial conversion of the Holder OID Note (the “Conversion Shares”) or the shares of the Common Stock issuable upon exercise of any of the Holder Warrants (the “Warrant Shares”), nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder; (iv) the Holder has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of acquiring the Holder OID Note and the Holder Warrants; (v) the Holder has reviewed copies of such documents and other information as the Holder has deemed necessary in order to make an informed investment decision with respect to its acquisition of the Holder OID Note and the Holder Warrants; (vi) the Holder understands that none of the Holder OID Note, the Holder Warrants, the Conversion Shares, and the Warrant Shares may be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement with a current, available prospectus registering the resale of any of the Holder OID Note, the Holder Warrants, the Conversion Shares, and the Warrant Shares or an available exemption from registration under the Act with respect to such resale, any of such Holder OID Note, the Holder Warrants, the Conversion Shares, and the Holder Warrant Shares without such registration or exemption from registration for resale must be held indefinitely; (vii) the Holder understands and has the financial capability of assuming the economic risk of an investment in the Holder OID Note, the Holder Warrants, the Conversion Shares, and the Warrant Shares for an indefinite period of time; (viii) the Holder has been advised by the Company that the Holder will not be able to dispose any of the Holder OID Note, the Holder Warrants, the Conversion Shares, and the Warrant Shares, or any interest therein, without first complying with the relevant provisions of the Act and any applicable state securities laws; (ix) the Holder understands that the provisions of Rule 144 promulgated under the Act, permitting the certain sales of the securities of certain issuers subject to the terms and conditions thereof, may not currently be, and may not hereafter be, available with respect to any of the Holder OID Note, the Holder Warrants, the Conversion Shares, and the Warrant Shares; (x) except as otherwise provided under the Holder Registration Rights Agreement, the Holder acknowledges that the Company is under no obligation to register any of the Holder OID Note, the Holder Warrants, the Conversion Shares, and the Warrant Shares or to furnish any information or take any other action to assist the Holder in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of any of the Holder OID Note, the Holder Warrants, the Conversion Shares, and the Warrant Shares in the future; and (xi) the Holder is an “accredited investor” as defined in rule 501(a) of Regulation D of the Act. Each of the Parties represents and warrants that it has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.	Mutual Release. The Holder hereby releases and discharges the Company, the Company’s subsidiaries, and the Company’s and each of its subsidiaries’ officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties such Holder ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this release relating to the Original Note. The Holder represents and warrants that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

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5.	Miscellaneous.

a.	This Agreement is a binding agreement and constitutes the entire agreement between the Parties with respect to the subject matter hereof.

b.	This Agreement is binding upon and inures to the benefit of the successors and assigns of the Parties hereto.

c.	This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law.

d.	This Agreement may be executed in identical counterparts. Each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute a single document. Facsimile, emailed PDFs and electronic signatures shall be deemed originals.

e.	The Parties agree to use their reasonable best efforts to cooperate with one another to discharge their respective obligations under this Agreement and to satisfy the intents and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

HOLDER:

Hexin Global Ltd.

By:	/s/ Chuntao Zhou
Name:	Chuntao Zhou
Title:	Sole Director

COMPANY:

Marizyme, Inc.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

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Exhibit A

Original Note

(Separately attached)

Exhibit B

Holder Purchase Agreement

(Separately attached)

Exhibit C

Holder Registration Rights Agreement

(Separately attached)

Exhibit D

Holder OID Note

(Separately attached)

Exhibit E

Holder Class E Warrant

(Separately attached)

Exhibit F

Holder Class F Warrant

(Separately attached)